UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 17, 2012

RTI BIOLOGICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31271	59-3466543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11621 Research Circle, Alachua, Florida		32615
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (386) 418-8888 not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 17, 2012, the Annual Meeting of Stockholders of RTI Biologics, Inc. was held. The number of shares of common stock entitled to vote at the annual meeting was 55,471,649. The number of shares of common stock present or represented by valid proxy was 42,459,854. At the annual meeting, our stockholders took the following actions:

1. Election of Directors — Stockholders elected three Class II directors, Dean H. Bergy, Philip R. Chapman and Gregory P. Rainey, to serve on our board of directors for a term of three years or until their successors are duly elected and qualified, subject to their earlier resignation or removal. The number of votes cast for each of these individuals is as set forth below:

Name	Number of Votes For	Number of Votes Withheld
Dean H. Bergy	37,132,597	5,327,257
Philip R. Chapman	40,917,293	1,542,561
Gregory P. Rainey	41,769,883	689,971

2. Advisory Vote on our Executive Compensation Program (the “Say on Pay Vote”) — Stockholders approved, on an advisory basis, our executive compensation program as disclosed in the proxy statement. The vote totals for the Say on Pay Vote were 41,250,927 shares for, 785,613 shares against and 423,314 share abstentions.

Banks and brokers were not eligible to vote shares for which they did not receive instructions from the beneficial owners thereof on these proposals. The final report of the inspector of election indicated that there were no broker non-votes on either of these proposals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI BIOLOGICS, INC.

Date: April 18, 2012	By:	/s/ Robert P. Jordheim
Name: Robert P. Jordheim
Title: Executive Vice President and Chief Financial Officer